MOORE STEPHENS WURTH FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

1199 South Fairway Drive, 2nd Floor
Walnut, California 91789
PO Box 3949
City of Industry, California 91744
(909) 594-2713 Fax (909) 594-2357
www.mswft.com

May 26, 2006

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Re: Aura Systems, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K of Aura Systems, Inc. dated May 23, 2006 regarding the recent change of auditors. We have no disagreement with respect to any statement made in connection with our firm.

Sincerely,

Moore Stephens Wurth Frazer and Torbet, LLP

Moore Stephens Wurth Frazer and Torbet, LLP